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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 333-48926 of Outsource International, Inc. of our report dated May 17, 2000, except for paragraphs one through five of Note 17, as to which the date is August 15, 2000 and paragraph six of Note 17, as to which the date is September 13, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Ft. Lauderdale, Florida
January 16, 2001